CUMBERLAND PHARMACEUTICALS REPORTS
17% REVENUE GROWTH FOR THE FULL YEAR 2019
- Received FDA approval for RediTrexTM
- Completed Caldolor® pediatric study in newborns
- Initiated new ifetroban clinical program

NASHVILLE, TENNESSEE (Wednesday, March 18, 2020) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced fourth quarter and full year 2019 financial results. Net Revenues for the fourth quarter were $13.7 million, and for the full year 2019, Net Revenues totaled $47.5 million, a 17% increase over the prior year.
As of December 31, 2019, the total assets of the Company grew to $104.5 million, including $28.2 million in cash and investments. Total Liabilities were $53.5 million, and Total Shareholder’s Equity was $51.1 million. Cumberland also has available $44.1 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.
Fourth Quarter and Annual Highlights:

•	Received FDA approval for RediTrex line of injectable methotrexate products

•	Completed initial launch of Caldolor Next Generation product

•	Completed strategic review of brands, capabilities, and international partners

•	Initiated clinical program to study ifetroban in patients with Duchenne Muscular Dystrophy

•	Completed clinical study of Caldolor in children from birth to six months of age

"During 2019, we made significant progress in advancing our major initiatives and accomplishing many key objectives," said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "We are working hard to build a specialty pharma business that delivers sustained growth and profitable operations." He continued, "And I'd like to thank our team for all their fine efforts and valuable contributions."

At the beginning of 2019, Cumberland commenced a strategic review of its brands, capabilities, and international partners. This review followed an accelerated business development initiative, which resulted in a series of transactions. Because of that progress, the Company felt that it was prudent to take a fresh look at its product portfolio, partners, and organization to ensure proper focus and capabilities.
As a result of the strategic review:
Cumberland executed a License and Distribution agreement with HongKong WinHealth Pharma Group Co. Limited (“WinHealth”) for Caldolor and Acetadote in China and Hong Kong. Cumberland also entered into a Strategic Alliance agreement with WinHealth to explore future business opportunities that will further the mission and goals of each organization.
The Company also completed an agreement with Hikma Pharmaceuticals LLC to register and distribute Vibativ® in the Middle East, finalized arrangements with R-Pharma JSC for ongoing distribution of Vibativ in Russia and Eastern Europe, and completed an agreement with Dr. Reddy’s Laboratories Limited for the registration and distribution of Vibativ in India.
Cumberland concluded its agreement with Clinigen Group plc ("Clinigen") for the distribution and support for Ethyol® and Totect®. As a result, Cumberland will no longer be involved with the distribution, marketing, and promotion of Ethyol and Totect in the United Stated. At the end of 2019, the Company transitioned the responsibilities of both products back to Clinigen. Cumberland will receive $5 million in financial consideration paid over the two-years following the transition date of December 31, 2019.
Cumberland's newest marketed brand, Vibativ (telavancin), was the subject of two favorable clinical publications during 2019. One study showed numerically superior cure rates of telavancin compared to vancomycin within a subset of patients who had hospital-acquired pneumonia. Another study detailed the positive clinical outcomes that resulted from treating multiple infection types with Vibativ, including complicated skin and skin structure infections, bone and joint infections, bacteremia and endocarditis, and lower respiratory tract infections.
Meanwhile, Cumberland continued to advance its clinical programs in 2019. Near the end of 2019, Cumberland was awarded $1 million in grant funding from the FDA to support a Phase II clinical program to study ifetroban for the treatment of cardiomyopathy associated with Duchenne Muscular Dystrophy ("DMD"). DMD is a rare, fatal, genetic neuromuscular disease and is characterized by the progressive loss of muscle which results in deterioration of the skeletal, heart and lung muscles.
Early in 2019, Cumberland received FDA approval for its next generation of Caldolor, featuring an improved formulation in a ready-to-use presentation. The Company then commenced an initial launch focused on a select group of key hospitals across the United States. During the third and fourth quarters of 2019, there was a growing demand for the new product from the select accounts and Cumberland began planning for a full-scale national launch in early 2020.
Cumberland also completed its study of Caldolor in patients ranging from newborn to six months of age. Topline results from this study show no safety concerns and similar blood levels to that of older children. Cumberland is now finalizing the study report for submission to the FDA and will pursue label expansion based on this information.
Near the end of 2019, Cumberland received FDA approval for RediTrex, its new line of injectable products designed for treating patients with arthritis and psoriasis. The Company now is actively preparing for the national launch of RediTrex in 2020.

FINANCIAL RESULTS:
Net Revenue: For the three months ended December 31, 2019, net revenues were $13.7 million, up 1% from $13.5 million for the prior year period. Net revenue by product for the three months ended December 31, 2019, included $4.4 million for Ethyol®, $3.2 million for Kristalose®, $2.5 million for Vibativ®, $1.7 million for Caldolor®, and $1.2 million for Acetadote®, which included the Company's Brand and Authorized Generic products.
For the year ended December 31, 2019, net revenues were $47.5 million, a 17% increase compared to $40.7 million for the year ended December 31, 2018.
Operating Expenses: Total operating expenses for the three months ended December 31, 2019 were $14.7 million, down from $15.8 million for the prior year period. Total operating expenses for the year ended December 31, 2019 were $51.2 million, compared to $48.1 million for 2018 . The full-year expense increases include additional costs of products sold and an increase in amortization, a non-cash expense.
Adjusted Earnings: Adjusted Earnings for the three months ended December 31, 2019 were $1.5 million, or $0.09 per share, compared to $1.6 million, or $0.10 per share in for the prior year period. Adjusted Earnings for the full year ended December 31, 2019 were $5.0 million, or $0.32 per share, a significant increase over the loss of $(0.5) million, or $(0.03) per share in 2018.
This performance measure represents net income attributable to common shareholders with adjustments for the impact of income taxes, depreciation, amortization, share based compensation expenses, Vibativ costs of products sold, and expenses that are non-core to the operating performance of the period. The definition and the reconciliation of Adjusted Earnings are provided in this release.
Balance Sheet: At December 31, 2019, Cumberland had $28.2 million in cash and marketable securities. Total assets at December 31, 2019 were $104.5 million. Total Liabilities were $53.5 million, including $18.5 million outstanding on the Company's revolving line of credit and $8.6 million related to contingent liabilities related to the Vibativ acquisition, resulting in Total Shareholder's Equity of $51.1 million.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Wednesday, March 18, 2020 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2019 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 9759981. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.cumberlandpharma.com/events-calendar.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high- quality prescription brands to improve patient care. The Company develops, acquires and commercializes brands for the hospital acute care and gastroenterology market segments. These medical specialties are categorized by moderately concentrated prescriber bases that we believe can be penetrated effectively by targeted sales forces. The Company’s portfolio of FDA approved brands includes:

•	Acetadote® (acetylcysteine) Injection, for the treatment of acetaminophen poisoning;

•	Caldolor® (ibuprofen) Injection, for the treatment of pain and fever;

•	Kristalose® (lactulose) for Oral Solution, a prescription laxative, for the treatment of chronic and acute constipation;

•	Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;

•	Vaprisol® (conivaptan) Injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Vibativ® (telavancin) Injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;

•	RediTrex™ (methotrexate) Injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis.
For more information on Cumberland’s approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.
The Company has Phase II clinical programs underway evaluating its ifetroban product candidates in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (“DMD”), Systemic Sclerosis (“SSc”), and Aspirin-Exacerbated Respiratory Disease ("AERD"), Hepatorenal Syndrome (“HRS”) and Portal Hypertension (“PH”).
About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever.
Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics.
Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S. Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S. Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.

About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. For more information please visit www.vibativ.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and Gloria Pharmaceuticals. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center, provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure, natural disasters, public health epidemics, and other events beyond our control as more fully discussed in the Company's most recent Form 10-K and subsequent 10-Qs as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Gull	Jeff Bradford
Corporate Relations	the Bradford Group
(615) 255-0068	(615) 515-4880

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2019 and 2018
(Unaudited)

	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$28,212,635	$27,938,960
Marketable securities	—	8,290,679
Accounts receivable, net	9,781,463	7,844,249
Inventories, net	9,411,521	12,078,343
Prepaid and other current assets	2,757,456	2,963,806
Total current assets	50,163,075	59,116,037
Noncurrent inventory	15,554,992	15,749,000
Property and equipment, net	747,796	771,213
Intangible assets, net	30,920,324	33,655,099
Goodwill	882,000	784,000
Deferred tax assets, net	21,802	87,210
Operating lease right-of-use assets	2,960,569	—
Other assets	3,298,725	2,531,309
Total assets	$104,549,283	$112,693,868

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,912,446	$11,093,297
Operating lease current liabilities	920,431	—
Other current liabilities	11,317,358	16,710,927
Total current liabilities	24,150,235	27,804,224
Revolving line of credit	18,500,000	20,000,000
Operating lease noncurrent liabilities	2,076,472	—
Other long-term liabilities	8,737,323	9,319,143
Total liabilities	53,464,030	57,123,367
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 15,263,555 and 15,481,497 shares issued and outstanding as of December 31, 2019 and 2018, respectively	49,914,478	51,098,613
Retained earnings	1,208,395	4,746,154
Total shareholders’ equity	51,122,873	55,844,767
Noncontrolling interests	(37,620)	(274,266)
Total equity	51,085,253	55,570,501
Total liabilities and equity	$104,549,283	$112,693,868

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2019	2018	2019	2018

Revenues:
Net product revenue	$13,231,839	$13,405,273	$45,552,587	$40,200,832
Other revenue	446,533	92,633	1,981,050	540,933
Net revenues	13,678,372	13,497,906	47,533,637	40,741,765
Costs and expenses:
Cost of products sold	2,818,213	2,866,352	8,752,020	7,378,095
Selling and marketing	5,592,963	5,708,434	21,429,040	20,258,307
Research and development	2,079,782	2,785,231	6,478,592	7,575,892
General and administrative	3,135,405	3,577,569	10,362,433	10,150,777
Amortization	1,049,418	823,009	4,134,557	2,769,466
Total costs and expenses	14,675,781	15,760,595	51,156,642	48,132,537
Operating income (loss)	(997,409)	(2,262,689)	(3,623,005)	(7,390,772)
Interest income	47,449	166,064	243,364	564,484
Interest expense	(29,198)	(136,328)	(246,186)	(195,848)
Income (loss) before income taxes	(979,158)	(2,232,953)	(3,625,827)	(7,022,136)
Income tax expense (benefit)	6,812	(4,159)	79,316	(16,636)
Net income (loss)	(972,346)	(2,237,112)	(3,546,511)	(7,038,772)
Net loss at subsidiary attributable to noncontrolling interests	11,640	17,015	8,752	75,704
Net income (loss) attributable to common shareholders	$(960,706)	$(2,220,097)	$(3,537,759)	$(6,963,068)

Earnings per share attributable to common shareholders:
Basic	$(0.06)	$(0.14)	$(0.23)	$(0.45)
Diluted	$(0.06)	$(0.14)	$(0.23)	$(0.45)
Weighted-average common shares outstanding:
Basic	15,227,514	15,521,564	15,396,098	15,614,052
Diluted	15,227,514	15,521,564	15,396,098	15,614,052

Comprehensive income (loss) attributable to common shareholders	(960,706)	(2,220,097)	(3,537,759)	(6,963,068)
Net loss at subsidiary attributable to noncontrolling interests	11,640	17,015	8,752	75,704
Total comprehensive income (loss)	$(972,346)	$(2,237,112)	$(3,546,511)	$(7,038,772)

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2019 and 2018
(Unaudited)

	2019	2018

Cash flows from operating activities:
Net income (loss)	$(3,546,511)	$(7,038,772)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	4,404,175	2,982,703
Deferred tax expense	65,408	81,886
Share-based compensation	1,485,898	1,364,698
Excess tax (benefit) expense derived from exercise of stock options	—	(81,886)
Decrease in non-cash contingent consideration	(804,167)	—
Noncash interest expense	47,525	99,883
Noncash investment gains	(26,315)	(168,440)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(1,937,214)	550,863
Inventory	2,860,830	460,505
Other current assets and other assets	(587,477)	712,149
Accounts payable and other accrued liabilities	1,824,024	4,308,706
Other long-term liabilities	(729,820)	(159,558)
Net cash provided by (used in) operating activities	3,056,356	3,112,737
Cash flows from investing activities:
Additions to property and equipment	(246,202)	(455,569)
Cash paid for acquisitions	(5,000,000)	(20,000,000)
Additions to intangible assets	(772,944)	(3,819,486)
Proceeds from sale of marketable securities	20,062,132	16,122,376
Purchases of marketable securities	(11,745,138)	(19,572,139)
Net cash (used in) provided by investing activities	2,297,848	(27,724,818)
Cash flows from financing activities:
Borrowings on line of credit	76,000,000	56,000,000
Repayments on line of credit	(77,500,000)	(45,800,000)
Sales of shares of common stock, net of offering costs	—	200,909
Sale of subsidiary shares to noncontrolling interest	1,000,000	—
Cash payment of contingent consideration	(1,033,108)	—
Cash payment of financing costs	(52,500)	—
Payments of deferred equity offering costs	—	(383,310)
Payments made in connection with repurchase of common shares	(3,494,921)	(2,879,426)
Net cash provided by financing activities	(5,080,529)	7,138,173
Net increase (decrease) in cash and cash equivalents	273,675	(17,473,908)
Cash and cash equivalents, beginning of year	27,938,960	45,412,868
Cash and cash equivalents, end of year	$28,212,635	$27,938,960

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings (Loss) and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2019	2019	2018	2018

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(960,706)	$(0.06)	$(2,220,097)	$(0.14)
Less: Net loss at subsidiary attributable to noncontrolling interests	11,640	—	17,015	—
Net income (loss)	(972,346)	(0.06)	(2,237,112)	(0.14)
Adjustments to net income (loss)
Income tax expense (benefit)	(6,812)	—	4,159	—
Depreciation and amortization	1,125,217	0.07	874,652	0.06
Share-based compensation (a)	378,081	0.02	359,459	0.02
Impact of Vibativ cost of product sold (b)	955,545	0.06	1,292,286	0.08
FDA costs of Reditrex submission (c)	—	—	1,294,239	0.08
Interest income	(47,449)	—	(166,064)	(0.01)
Interest expense	29,198	—	136,328	0.01
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$1,461,434	$0.09	$1,557,947	$0.10
Diluted weighted-average common shares outstanding:		15,595,192		15,895,250

	Twelve months ended December 31,		Twelve months ended December 31,
	2019	2019	2018	2018

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(3,537,759)	$(0.22)	$(6,963,068)	$(0.45)
Less: Net loss at subsidiary attributable to noncontrolling interests	8,752	—	75,704	—
Net income (loss)	(3,546,511)	(0.22)	(7,038,772)	(0.45)
Adjustments to net income (loss)
Income tax expense (benefit)	(79,316)	(0.01)	16,636	—
Depreciation and amortization	4,404,175	0.28	2,982,703	0.19
Share-based compensation (a)	1,485,898	0.09	1,364,698	0.09
Impact of Vibativ cost of product sold (b)	2,702,350	0.17	1,292,286	0.08
FDA costs of Reditrex submission (c)	—	—	1,294,239	0.08
Interest income	(243,364)	(0.02)	(564,484)	(0.04)
Interest expense	246,186	0.02	195,848	0.01
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$4,969,418	$0.32	$(456,846)	$(0.03)
Diluted weighted-average common shares outstanding:		15,763,570		15,614,052

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with generally accepted accounting principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings: net income (loss) adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and other income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents the non-cash impact of the Vibativ cost of products sold. Cumberland has elected to add these costs back in the calculation of adjusted earnings as all the Vibativ inventory the Company is selling was transferred to Cumberland as part of the transaction with Theravance at no additional cost in the product acquisition.

(c) Reflects the initial RediTrex submission fee paid to the FDA to evaluate our request for product approval during 2018. The FDA approved the product during 2019.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.